Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2026 relating to the consolidated financial statements of Forum Energy Technologies, Inc. and the effectiveness of Forum Energy Technologies Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Forum Energy Technologies, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas
July 31, 2026